SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 26, 1999


ACE*COMM CORPORATION
(Exact name of registrant as specified in its charter)



Maryland                       0-21059                             52-1283030
(State or other Jurisdiction  (Commission File Number)    (I.R.S. Employer
     of Incorporation                                     Identification No.)



 704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:  (301) 721-3000

ITEM 4. Changes in Registrant's Certifying Accountant.

	Following discussions about the relationship between the Registrant and PricewaterhouseCoopers LLP ("PwC"), the parties agreed to a cessation of the relationship and PwC resigned effective January 19, 1999, as the Registrant's independent accountants. The Registrant is in active discussions with five accounting firms to replace PwC and believes that it will have selected and engaged a new auditing firm by February 15, 1999.

	PwC's reports on the financial statements of the Registrant for either of the past two years have not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

	During the Registrant's two most recent fiscal years, and any subsequent interim period preceding the resignation of PwC, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

	During the Registrant's two most recent fiscal years, and through January 19, 1999, there were no reportable events within the meaning of Regulation S-K Item 304(a)(1)(v), except to the extent referred to in the following:

	(i) In connection with its most recent year-end audit of the Registrant's financial statement, in September 1998, PwC presented a draft report to management and the Audit Committee of the Board of Directors of the Registrant describing certain material weaknesses, referred to below, in the Registrant's internal accounting control structure. The Registrant has carefully reviewed its internal controls in light of PwC's report and in view of its significant growth in recent years, and has the following responses to PwC's recommendations. In addition, the Board of Directors of the Registrant has engaged a "big five" accounting firm (the "Accounting Firm") to assist the Registrant by reviewing the Registrant's accounting policies and practices and their application in the financial statements for the quarter ended December 31, 1998.

	1. PwC recommended that the Registrant continue to assess its accounting and finance personnel needs and expand the staff as needed to meet the Registrant's needs, including in the areas of contract accounting and revenue recognition, financial analysis, collection of aged accounts receivable, cash management, assessment of adequate reserve levels, management information and accounting and SEC reporting.

	In September 1998, the Registrant hired a consultant, who was subsequently named Executive Vice President - Finance and Administration as of January 1, 1999 ("the EVP Finance"), whose immediate assignments included, among other things, assessing the depth of the Registrant's finance and accounting staff and making recommendations to the Chief Executive Officer for improvement. Supported by a staff of six professional employees and consultants and additional clerical staff, the EVP Finance currently is responsible for all accounting and finance functions. The EVP Finance coordinates financial information and decisions through weekly meetings that were established beginning on December 1, 1998, involving members of senior management and members of the operations and finance and accounting staffs. The Company recently initiated a comprehensive internal reorganization of the Registrant's operations, reflecting its growth and development. As part of the reorganization of its finance and accounting department, the Registrant is in the process of hiring, or is interviewing, candidates for three senior level positions, all of which management expects will be filled by March 31, 1999.

	2. PwC recommended that the Registrant formally document its revenue recognition policies and procedures and ensure adherence to such policies.

	The Registrant's revenue recognition policies are set forth in the footnotes to its financial statements, included in its filings made from time to with the Securities and Exchange Commission. The Registrant is in the process of formalizing written revised and expanded revenue recognition policies and practices, which address software, service and solution transactions. The Accounting Firm will assist in a review of these policies. To further ensure uniform application of its policies, the Registrant established in December 1998 a committee, which is chaired by the EVP Finance, with participation by members of senior management and of the sales, operations and finance and accounting staffs, to meet monthly and review each contract and prospective contract with respect to which revenue is expected to be recorded each month and for the quarter and the related revenue amounts and costs (the "Review Committee"). The reorganization of the finance and accounting functions referred to above, is designed to further enhance consistency of policies and practices with respect to revenue recognition.

	3. PwC recommended that the Registrant further formalize and document its software capitalization policy.

	Previously, the Registrant had established practices regarding software capitalization that had been consistently applied.
Recently, with the assistance of its EVP Finance, the Registrant has developed and internally disseminated written, formal software capitalization procedures. As of December 1998, the Registrant's

Review Committee also performs monthly reviews of the status of projects with respect to software capitalization for the current quarter. The EVP Finance, with the assistance of the Accounting Firm, is in the process of further assessing current policy and compliance.

	4. PwC recommended that the Registrant enhance the controls surrounding job costing.

	The Registrant currently uses a MAS 90 Accounting System including a Job Cost Module supported by Lotus Notes, that is used to collect and organize costs and other project related information. Under procedures developed under the Registrant's ISO 9000 quality management program, the Registrant has specific policies and practices for recording data relating to job costing. The Registrant believes that its systems, including the procedures for cost data input, produce information used in support of financial reporting that is materially correct. The EVP Finance, with the assistance of the Accounting Firm, is in the process of further assessing current policy and compliance in this area.

	(ii) In connection with the Registrant's first quarter ended September 30, 1998, PwC has advised the Registrant that there are certain areas described below where information came to their attention that, if further investigated, may materially impact the fairness or reliability of the financial statements for the first quarter and that, as of January 19, 1999. PwC had therefore not undertaken its investigation of such information. Although PWC did not discuss the subject matter of each of the following items with each of the members of the Board of Directors or Audit Committee of the Registrant, PWC discussed the subject matter of this item (ii) with the then-Chairman of the Audit Committee and with the Chief Executive Officer and Chairman of the Board of Directors. The Registrant has authorized PwC fully to respond to inquiries by a successor accountant regarding the subject matter of each of the items referred to below.

	As described below, after thoroughly reviewing the information referred to by PwC, the Registrant has concluded that the information does not materially impact the fairness or reliability of its first quarter financial statements.

		(a) With respect to three contracts representing approximately $243,000, $226,000 and $110,000, respectively, in revenue for the first quarter, information came to PwC's attention relating to the adequacy of documentation in support of the Registrant's revenue recognition positions.

Based on a review of the information, the Registrant's records, discussions with its customers, operations personnel, and the Registrant's experience with similar contracts and other factors, the Registrant believes that the revenue was recorded correctly, particularly in view of the fact that, with respect to each of the contracts, the customers are current on payments due with respect to the revenue recorded.

		(b) With respect to its review of the Registrant's accounts receivable reserve for the first quarter, PwC advised the Registrant to obtain additional information to support the reconciliation of certain items in the reserve with the treatment of those items at June 30, 1998. The Registrant has obtained such information, has reviewed its records, management's knowledge of the condition of the accounts, write-offs taken and credits recorded and has reconciled all amounts included in the reserve as between June 30, 1998, and September 30, 1998.

		(c) PwC recommended that the Registrant identify additional documentation to support the value of the software capitalization asset at September 30, 1998. The Registrant has reviewed the methodology for valuing the capitalized software at September 30 and it has concluded that its policies have been consistent.

		(d) After PwC had completed its review of the first quarter, the Registrant received a letter from its then-Controller raising certain issues relating to the first quarter. Based on a review of its records and inquiries of internal personnel, the Registrant believes that the letter contains no information that materially impacts the fairness or reliability of the financial statements for the first quarter.

	The Registrant has furnished PwC a copy of this Current Report on Form 8-K and requested them to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein and, if not, stating the respects in which they do not agree. The Registrant will file PwC's response by amendment to this Current Report on Form 8-K within two business days of receipt.


SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

	DATED this 26th day of January, 1999.

					ACE*COMM CORPORATION


					By: /s/ GEORGE T. JIMENEZ
					      George T. Jimenez
					      Chief Executive Officer





-4-